Exhibit 99.4

October 9, 2006

To:	All CNS Employees

From:	Marti Morfitt

Attached for your reference are the questions and answers we discussed in your department staff meeting today following the announcement and press release regarding the signing of a definitive agreement with GlaxoSmithKline to purchase CNS, Inc. As we discussed, the information contained in this Q&A document is intended to answer some of the questions on your mind at this point. This is not intended to be an all inclusive list of questions or answers. You should also know that there are some matters that legally we cannot discuss until an appropriate SEC filing is made. As you’ll see, there are several questions that we cannot yet answer at this time. We hope that over the next few days and weeks, you will continue to raise questions and send them to Nicole Strait. Nicole will collect all employee questions and ensure information is shared as soon as possible.

Important Merger Information

In connection with the proposed acquisition by GlaxoSmithKline plc, the Company will file a proxy statement with the SEC. Stockholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the Company. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov . Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.cns.com by clicking on the “Investors” tab and then following the link at “Financial Information” to “SEC Filings.” Free copies of the Company’s filings may be obtained by directing a written request to CNS, Inc., 7615 Smetana Lane, Eden Prairie, Minnesota 55344, Attention: Samuel E. Reinkensmeyer or by telephone at 952-229-1510.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on July 7, 2006. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Job Status Questions

Q:	How will the sale impact CNS employees? How much longer will I be employed? Will GSK need any of us after the close of the acquisition?
A:

At this point it is uncertain. GSK will begin integration planning within the next few weeks which will include resource planning. Both companies are committed to keeping our employees informed in a timely manner. We expect that GSK will communicate their plans as decisions are made.

Q:	Will any employees be offered relocation opportunities?
A:	It is uncertain at this point whether any relocation opportunities will be offered to CNS employees.

Q:	What is the timeline and the process that will be used to determine which of us will be needed and for how long?
A:	We expect that GSK will share their timeline and process within the next few weeks.

Q:	What will happen if I don’t get an offer to stay with GSK?
A:	In the event that there is not an opportunity for you with GSK, regular full-time or part-time CNS employees will be eligible for severance benefits as defined in the CNS Severance Pay Plan.

Q:	If my position is needed beyond the close date of the acquisition, who will be my employer and will my pay or benefits be different?
A:	If you are offered the opportunity to stay beyond the close date, you would become an employee of GSK. The pay, benefits or other terms of employment with GSK are not known at this point.

Q:	Should I start looking for a job now?
A:

In the event there is not an opportunity for you with GSK, the CNS severance benefits including severance pay, subsidized benefits premiums and outplacement program assistance are intended to assist you and your family during your transition to other employment. In addition to the severance benefits offered, you would receive a minimum of two weeks’ notice, or the notice period required by federal or state laws, prior to the actual termination date. Such notice may be worked or paid in lieu of working, at the Company’s discretion.

Q:	Will there be outplacement or job search assistance offered?
A:

In the event there is not an opportunity for you with GSK and you are eligible for severance benefits as defined in the policy, an appropriate outplacement program will be provided to assist you in your transition to other employment.

Q:	What support is available if either me or my family are having a tough time with this change and need some support?
A:

All CNS employees and their family members have access to a confidential Employee Assistance Program (EAP) through Unum (our life insurance carrier). You can reach an EAP counselor at 1-800-854-1446. In addition, we have counselors available to meet with you to discuss your concerns, normal reactions to change, and how to best support yourself and others through change.

Severance Pay Questions

Q:	What will the severance plan and policy be?
A:	Copies of the CNS severance plan are available upon request or can be viewed and printed from the HR Direct website.

Q:	For what length of time will the CNS severance policy be honored?
A:	GSK will honor the terms and conditions of the CNS Severance Plan for a minimum of 12 months following the close date.

Q:	What happens to my earned PTO if my employment is terminated?
A:	Earned but unused PTO is paid out upon termination.

Q:	Would I be eligible for severance pay if I leave voluntarily?
A:	No. Section 2.3 of the severance plan outlines exclusion provisions including voluntary resignation of employment.

Q:	How and when are severance payments made?
A:	The timing, form and conditions of severance payments are outlined in Sections 3.2 and 3.3 of the CNS Severance Plan.

Q:	Would I be eligible for unemployment compensation?
A:

If you are not offered employment with GSK or if you later become eligible under the CNS Severance Plan due to one of the reasons listed in Section 2.2 of the Plan, you will be provided with further information on eligibility criteria and how to apply for unemployment compensation through the State of Minnesota.

Q:	Am I required to sign anything to receive severance benefits?
A:

Yes, as is standard practice, you will be required to sign a general release agreement in exchange for the benefits provided under the Severance Plan. You will be provided a reasonable time period to review the general release document and consider this decision.

Q:	Will I be required to stay or lose my severance?
A:	The severance benefits eligibility criteria and exclusions are outlined in detail in section 2.2 and 2.3 of the CNS severance policy.

Q:	How did you determine the severance pay plan benefit levels? Is this what CNS has provided in the past?
A:

Severance benefits are intended to provide a reasonable amount of financial security during the transition to other employment. The CNS plan was established at levels that would be competitive and reasonable as compared to other employers as well as reflect our past practice and talent retention strategies.

Q:	What if I am offered a job with the buyer but it would require relocation, will I have the option to decline the offer and still receive my severance package?
A:

Assuming you meet any other applicable eligibility requirements as defined in the Severance Plan, you would be eligible for severance benefits if there is a mandatory relocation of your principle place of employment to a location more than 50 miles from your current office location.

Benefits & Pay Questions

Q:	Are we still enrolling in the benefits plans on November 1st as scheduled?
A:

Yes, the CNS benefit plans will remain in place through at least the sale close date so it is important that you re-enroll in the CNS benefits plans as scheduled if you choose to continue coverage through CNS.

Q:	Should this decision change how I think about enrolling in benefits for November 1st (i.e. flexible spending accounts, etc.)?
A:	We are researching this question further and will be prepared to address any special considerations during the open enrollment meetings later this month.

Q:	Does our service date transfer for benefits, vesting and severance purposes?
A:

Yes, for those CNS employees who become employees of GSK following the sale close date, GSK will recognize service credited by CNS prior to the closing of the sale for purposes of eligibility and vesting under any employee plans and benefit arrangements of GSK in which any employees of CNS first become eligible to participate on or after the closing of the sale, other than retiree medical plans (and not for purposes of benefit accrual under any employee defined benefit pension plans).

Q:	What happens to my PTO balance?
A:

Any earned but unused PTO balance as of the date of the merger is considered earned and will not be reduced as a result of the sale of CNS. You can view your earned but unused PTO balance on HR Direct under the PTO tab.

Q:	Will merit increase salary reviews continue as scheduled?
A:	Performance and merit increase reviews will continue as regularly scheduled until the sale close date. Managers and employees should work together to ensure that all reviews are completed on time.

Q:	What alternatives do I have with my 401k balance if I leave the company or am not offered employment with GSK?
A:	Please refer to the HR Direct website for further information on taking a 401k distribution under the CNS plan.

Q:	What happens to our healthcare or dependant care savings accounts if my employment is terminated or if we switch to the buyer’s plans mid-year?
A:	We are researching this question further and will be prepared to address this question during the open enrollment meetings later this month.

Q:	Will I still have benefits access for a period of time if my employment is terminated? If so, how much will it cost?
A:

You will have access under COBRA to medical, dental, and some other benefit plans for up to 18 months following your termination. Please reference the COBRA Rights document located in HR Direct for further information on COBRA benefits access following employment termination. The CNS Severance Plan also provides for subsidized benefits continuation for eligible participants. Please see HR for further details regarding premium rates.

Incentive Plan Questions

Q:	Will we be eligible for our F’07 incentive payout?
A:

The F’07 incentive payout will be based on company performance through the month-end prior to the close date and calculated using your eligible earnings from April 1, 2006 through the close date. The payment will be made within 45 days following the sale close date. It is important to note that you must be an employee as of the closing date to be eligible for this incentive payment.

Q:	Will we be eligible for the 401k additional match?
A:

Eligible employees will be eligible for the 401k addition employer contribution based on company performance through the month-end prior to the close date and calculated based on your eligible employee contributions from April 1, 2006 through the close date. The contribution will be made within 45 days following the sale close date. It is important to note that you must be an employee and have met other 401k plan eligibility guidelines as of the closing date to be eligible for this incentive payment.

Q:	Would I get an incentive payout or 401k additional match if I voluntarily resign and am no longer employed as of the closing date?
A:	No.

Q:	What can we be doing between now and close to maximize our incentive payout?
A:	Work together to continue to focus on delivering our fiscal 2007 business plans and executing our growth pipeline objectives.

Stock Related Questions

Q:	How will stock options be handled? What if a portion of my options are unvested?
A:

Unvested stock options will be accelerated and vest immediately prior to the sale close date. All amounts payable will be subject to any required taxes. If you are a stock option holder, you will receive further information and specific instructions regarding the exercise of your stock options.

Q:	Are there restrictions on exercising options or selling stock prior to the close?
A:	Employees who are not CNS Officers can exercise and sell in accordance with the Company’s Insider Trading Policy which can be referenced on the HR Direct website under Human Resources Information.

Q:	How will the current Employee Stock Purchase Plan participation be handled for the July 1 – Dec 31 enrollment period?
A:

The plan will continue until the earlier of the scheduled end of the current offering period (12/31/06) or the sale close date. No new enrollments or adjustments to current deduction elections will be allowed during this offering period.

Q:	What if I own CNS stock, what happens to it at the time of the sale?
A:

Instructions for redeeming your shares will be included in later communications from the company to all its stockholders. The process for exchanging your shares in order to receive the merger consideration will be the same ones that apply for shareholders of CNS generally.

Integration Process Questions

Q:	How will the business be transitioned to the buyer?
A:	We cannot answer this at this time. We expect that GSK will be able to share further information with regarding their integration process and plans soon.

Q:	Who will be involved in the integration planning process? Will there be CNS people involved? Will there be a team?
A:

We expect that GSK will be able to share further information regarding their integration process soon. Although specific roles and responsibilities are not yet known, we expect this will involve many CNS employees.

Communication and Q&A Process

Q:	How will we be kept informed of decisions?
A:

Both CNS and GSK are committed to keeping you informed in a timely manner as information is available and decisions are made. We expect that we’ll use a combination of meetings and written communications throughout the next few months.

Q:	Where should I refer questions that I have that have not been answered?
A:	HR will be collecting all employee questions. Please send your questions via an e-mail or written note and we’ll work to get you a response as soon as possible.

Q:	How quickly should I expect to get a response to a question I have asked?
A:

This will vary since we won’t know all of the answers initially until specific decisions are made. Whenever possible we will answer questions within a few days even if it’s letting you know that we don’t know the answer yet.

Q:	Will we still have our monthly employee meetings?
A:	Yes. In fact, we may have them more frequently if there is information to share in a group meeting setting.

Priorities / Focus

Q:	How will this decision affect business until the sale is final?
A:	Until the sale is final, we will remain focused on the work of executing F’07 and planning F’08.

Q:	How will we fill current vacancies or resource needs between now and when the sale is final?
A:	We will review each vacancy or resource need carefully and fill that need with temporary and contract resources.

Q:	How will we communicate this to customers and partners?
A:

We plan to have all communications coordinated by the Operating Team. Your department VP will share external communications plans in your area with you. Please direct any outside questions to Marti or the VP responsible for the relationship.

Q:	Will there be any disruption in business?
A:	Our job and the job of the transition team is to ensure there is minimal disruption in business.

Q:	What should I be working on or stop working on?
A:	Generally, prioritize your efforts to focus on executing F’07 and planning and execution of F’08. Specifically, please review your project list with your supervisor to agree to priorities.

Q:	We are in the middle of some long-term projects. Should we stop work on these projects?
A:	Please review those one by one with Sam.

Q:	Will we still have quarterly financial meetings and earnings announcements?
A:	Yes, until the sale is completed, we will continue our quarterly financial and reporting processes.

Q:	Will we still be doing the F’08 AOP planning?
A:	Yes. We will continue and complete the F’08 AOP.

Q:	Should we still be working on new product development or new marketing or sales initiatives?
A:	Yes. Continue work on all new product development and marketing and sales initiatives. If you are working on something at the “early exploration” stage, we may want to discuss that further.

Q:	How should I handle a contract renewal that is scheduled to happen or be negotiated shortly?
A:	Please discuss each of these situations directly with Sam. In general, we will not enter into any new contracts outside the normal course of business between now and the closing date.

Q:	Should I still be spending as planned?
A:	Please execute the approved plans. If you have a project that is not clearly a new product, ‘07 execution, or necessary for ‘08 plans, please review that with your department VP.